FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY INVESTMENTS, INC.

CONSOLIDATED



AS OF SEPTEMBER 30, 1995



(Unaudited)



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
CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

OPERATING REVENUES                                    $11,257               -         $11,257

OPERATING EXPENSES
  Other operation                                      13,077               -          13,077
  Taxes
    Income taxes                                         (365)              -            (365)
    Taxes other than income taxes                         301               -             301
                                                       13,013               -          13,013

OPERATING INCOME                                       (1,756)              -          (1,756)

OTHER INCOME AND EXPENSES - NET
  Income taxes                                          4,064           2,188           6,252
  Other - net                                          (9,497)              -          (9,497)
                                                       (5,433)          2,188          (3,245)

INCOME BEFORE INTEREST AND OTHER CHARGES               (7,189)          2,188          (5,001)

INTEREST                                                1,227           6,250           7,477

NET INCOME                                             (8,416)         (4,062)       ($12,478)
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CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

CURRENT ASSETS
  Cash and temporary cash investments                   9,405          (4,064)          5,341
  Restricted deposits                                       5               -               5
  Accounts receivable less accumulated
    provision of $151,798                               4,736               -           4,736
  Other materials and supplies                          5,245               -           5,245
  Prepayments and other                                   363               -             363
                                                       19,754          (4,064)         15,690

OTHER ASSETS                                            8,652         100,002         108,654
                                                        8,652         100,002         108,654

                                                      $28,406         $95,938        $124,344
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
CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 100;
    Outstanding shares - 100                                -               -               -
  Paid-in capital                                      24,418               -          24,418
     Retained deficit                                 (15,810)         (4,062)        (19,872)
    Total common stock equity                           8,608          (4,062)          4,546

CURRENT LIABILITIES
  Accounts payable                                      1,396               -           1,396
  Notes payable to associated
    companies - net                                         -         100,000         100,000
  Accounts payable to associated
    companies - net                                    20,523               -          20,523
  Accrued taxes                                          (703)              -            (703)
  Other                                                   824               -             824
                                                       22,040         100,000         122,040

OTHER LIABILITIES
  Deferred income taxes                                (2,862)              -          (2,862)
  Other                                                   620               -             620
                                                       (2,242)              -          (2,242)

                                                      $28,406         $95,938        $124,344
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CINERGY INVESTMENTS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

BALANCE OCTOBER 1, 1994                               ($7,394)              -         ($7,394)

  Net loss                                             (8,416)         (4,062)        (12,478)

BALANCE SEPTEMBER 30, 1995                           ($15,810)        ($4,062)       ($19,872)
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CINERGY INVESTMENTS, INC.

Pro Forma Consolidated Journal Entries to Give Effect to the proposed $100,000,0000 aggregrate investment in EnergyCos.


Entry No. 1

Investment in EnergyCos                                              $2,000
  Cash                                                                               $2,000

To record the initial purchase of capital shares of EnergyCos.

Entry No. 2

Cash                                                           $100,000,000
  Notes Payable to Cinergy Corp.                                               $100,000,000

To record issuance of notes payable to Cinergy Corp.

Entry No. 3

Other interest expense to Cinergy Corp.                          $6,250,000
  Cash                                                                           $6,250,000

To record interest on $100,000,000 of notes payable at 6.25%.

Entry No. 4

Plant in service                                               $100,000,000
  Cash                                                                         $100,000,000

To record construction costs for central plant facilities and distribution pipe systems and other working capital needs.

Entry No. 5

Cash                                                             $2,187,500
  Other income and expenses - income taxes                                       $2,187,500

To record the reduction in income taxes due to increased other interest expense ($6,250,000 at an assumed tax rate of 35%).
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